                                                                   EXHIBIT 4.3.9

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                   CAPSTAR RADIO BROADCASTING PARTNERS, INC.,
              (FORMERLY KNOWN AS COMMODORE MEDIA, INC.) AS ISSUER,

                               THE PARTIES LISTED
                             ON THE SIGNATURE PAGES
                             HERETO AS GUARANTORS,
                                 AS GUARANTORS,

                                      AND

                 IBJ SCHRODER BANK & TRUST COMPANY, AS TRUSTEE


                           ------------------------

                                AMENDMENT NO. 8

                           DATED AS OF JUNE 25, 1997

                                     TO THE

                                   INDENTURE

                           DATED AS OF APRIL 21, 1995

                           ------------------------

                                  $76,808,000

                   13 1/4% SENIOR SUBORDINATED NOTES DUE 2003

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
         AMENDMENT NO. 8, dated as of June 23, 1997 ("Amendment No. 8"), to the INDENTURE, dated as of April 21, 1995, as amended (the "Indenture"), among CAPSTAR RADIO BROADCASTING PARTNERS, INC. (formerly known as Commodore Media, Inc.), a Delaware corporation, as Issuer (the "Company"), the parties listed on the signature pages hereto as Guarantors (each individually, a "Guarantor" and collectively, the "Guarantors"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee").

         Each party agrees for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 13 1/4% Senior Subordinated Notes due 2003 (the "Notes") to amend, pursuant to Section 8.01(4) of the Indenture, the Indenture as follows:

         1. On June 3, 1997, the corporate name of Commodore Media, Inc. was changed to Capstar Radio Broadcasting Partners, Inc. All references in the Indenture shall be to the new corporate name of such entity.

         2. Pacific Star Communications, Inc., a Delaware corporation ("Pacific Star"), is a wholly-owned subsidiary of the Company and is a Restricted Subsidiary acquired or created pursuant to Section 4.14(ii) of the Indenture. Pacific Star delivers herewith the Guarantee attached as Exhibit A to this Amendment No. 8 pursuant to the provisions set forth in Sections 4.14 and 10.04 of the Indenture guaranteeing the obligations of the Company under the Indenture. For all purposes of the Indenture, Pacific Star shall be deemed a party to the Indenture by virtue of its execution of this Amendment No. 8 and the defined term the "Guarantor" contained in Article 1.01 of the Indenture shall be deemed to include Pacific Star.

         3. This Amendment No. 8 supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

         4. This Amendment No. 8 may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         5. THIS AMENDMENT NO. 8 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

         6. The Trustee shall not be responsible for any recital herein as such recitals shall be taken as statements of the Company, or the validity of the execution by the Guarantors of this Amendment No. 8. The Trustee makes no representation as to the validity or sufficiency of this Amendment No. 8.
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         IN WITNESS WHEREOF, the parties have caused this Amendment No. 8 to the Indenture to be duly executed and attested as of the date and year first written above.

                                      CAPSTAR RADIO BROADCASTING PARTNERS, INC.

                                      By:     /s/ William S. Banowsky, Jr.
                                              ----------------------------
                                              William S. Banowsky, Jr.
                                              Executive Vice President

ATTEST:


/s/ Kathy Archer
----------------
Kathy Archer
Assistant Secretary

                                      GUARANTORS:
                                      ----------


                                      ATLANTIC STAR COMMUNICATIONS, INC.
                                      CAPSTAR ACQUISITION COMPANY, INC.
                                      COMMODORE MEDIA OF DELAWARE, INC.
                                      COMMODORE MEDIA OF PENNSYLVANIA, INC
                                      COMMODORE MEDIA FLORIDA, INC.
                                      COMMODORE MEDIA OF KENTUCKY, INC.
                                      COMMODORE MEDIA OF NORWALK, INC.
                                      COMMODORE MEDIA OF WESTCHESTER, INC.
                                      DANBURY BROADCASTING, INC
                                      PACIFIC STAR COMMUNICATIONS, INC.


                                      By:     /s/ William S. Banowsky, Jr.
                                              ----------------------------
                                              William S. Banowsky, Jr.
                                              Vice President

ATTEST:


/s/ Kathy Archer
----------------
Kathy Archer
Assistant Secretary

                                      SOUTHERN STAR COMMUNICATIONS, INC.
                                      ATLANTIC CITY BROADCASTING CORP.
                                      O.C.C., INC.
                                      BREADBASKET BROADCASTING CORPORATION
                                      SOUTHEAST RADIO HOLDING CORP.
                                      HOUNDSTOOTH BROADCASTING CORPORATION
                                      SNG HOLDINGS, INC.
                                      OSBORN ENTERTAINMENT ENTERPRISES
                                        CORPORATION
                                      ORANGE COMMUNICATIONS, INC.
                                      MOUNTAIN RADIO CORPORATION
                                      LADNER COMMUNICATIONS HOLDING CORP.
                                      RKZ TELEVISION, INC.
                                      YELLOW BRICK RADIO CORPORATION
                                      ASHEVILLE BROADCASTING CORP.
                                      CORKSCREW BROADCASTING CORPORATION
                                      DAYTONA BEACH BROADCASTING CORP.
                                      RAINBOW BROADCASTING CORPORATION
                                      GREAT AMERICAN EAST, INC.
                                      NELSON BROADCASTING CORPORATION
                                      SHORT BROADCASTING CORPORATION
                                      JAMBOREE IN THE HILLS, INC
                                      BEATRICE BROADCASTING CORP.
                                      CURREY BROADCASTING CORPORATION
                                      OSBORN SOUND AND COMMUNICATIONS CORP
                                      WAITE BROADCASTING CORP.                 .
                                      AMERON BROADCASTING CORPORATION
                                      WNOK ACQUISITION COMPANY, INC.
                                      DIXIE BROADCASTING, INC.
                                      RADIO WBHP, INC.



                                      By:     /s/ William S. Banowsky, Jr.
                                              ----------------------------
                                              William S. Banowsky, Jr.
                                              Vice President

ATTEST:


/s/ Kathy Archer
----------------
Kathy Archer
Assistant Secretary

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                                      MOUNTAIN LAKES BROADCASTING, L.L.C.

                                      By:     Dixie Broadcasting, Inc.,
                                              its Member


                                              By: /s/ William S. Banowsky, Jr.
                                                  ----------------------------
                                                  William S. Banowsky, Jr.
                                                  Vice President
ATTEST:


/s/ Kathy Archer
----------------
Kathy Archer
Assistant Secretary
                                      By:     Radio WBHP, Inc.,
                                              its Member


                                              By: /s/ William S. Banowsky,
                                                  ------------------------.
                                                  William S. Banowsky, Jr.
                                                  Vice President
ATTEST:


/s/ Kathy Archer
----------------
Kathy Archer
Assistant Secretary

                                      MUSIC HALL CLUB, INC.


                                      By:     /s/ Larry Anderson
                                              ------------------
                                              Larry Anderson
                                              President
ATTEST:


/s/ Nancy Anderson
------------------
Nancy Anderson
Secretary and Treasurer

                                      IBJ SCHRODER BANK & TRUST COMPANY,
                                      as Trustee


                                      By: /s/ Thomas McCutcheon
                                          ---------------------
                                          Thomas McCutcheon
                                          Assistant Vice President
ATTEST:


/s/ Barbara McCluskey
---------------------
Barbara McCluskey
Assistant Secretary

                                   EXHIBIT A

                                   GUARANTEE


         The Guarantor (the "Guarantor," which term includes any successor Person under the Indenture, dated April 21, 1995, as amended, among Capstar Radio Broadcasting Partners, Inc. and its subsidiaries and IBJ Schroder Bank & Trust Company (the "Indenture")) has unconditionally guaranteed, on a senior subordinated basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee all in accordance with the terms set forth in
Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee. Terms used and not defined herein shall have the meaning set forth in the Indenture.


                                        GUARANTOR:

                                        PACIFIC STAR COMMUNICATIONS, INC.



                                        By:     /s/ William S. Banowsky, Jr.
                                                -------------------------------
                                        Name:   William S. Banowsky, Jr.
                                        Title:  Vice President